UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) May 5, 2017

C&J Energy Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 325-6000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Michael Galvan as Chief Accounting Officer

On May 5, 2017, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company” or “C&J”) appointed Mr. Michael Galvan to the role of Senior Vice President and Chief Accounting Officer. With this appointment, Mr. Galvan replaces Mr. Mark Cashiola, who currently serves as the Company’s Chief Financial Officer. As previously disclosed, on June 15, 2016, Mr. Mark Cashiola was appointed as the Company’s Chief Financial Officer, and at such time he continued in the role as the Company’s Chief Accounting Officer, a position he had held since 2011. Mr. Cashiola will continue in his role as the Company’s Chief Financial Officer.

Mr. Galvan, age 48, joined C&J in 2014 and most recently served as Vice President of Technical Accounting. Mr. Galvan has over 23 years of accounting and financial experience. Prior to joining C&J, Mr. Galvan served as Senior Vice President and Chief Accounting Officer at Mattress Firm from December 2012 to May 2014 and Vice President and Chief Accounting Officer at Main Street Capital Corporation from January 2008 to December 2012. Prior to 2008, Mr. Galvan served in various accounting and financial capacities with increasing responsibility at various companies, including Direct Energy, Malone & Bailey and Enron Corporation. Mr. Galvan started his career in 1994 with Arthur Anderson LLP in Houston, Texas serving most recently as Senior Auditor. Mr. Galvan received an MPA from the University of Texas. There is no arrangement or understanding between Mr. Galvan and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Galvan does not have any family relationships with any of the Company’s executive officers or directors.

Employment Agreement of Mr. Galvan

In connection with Mr. Galvan’s appointment as Senior Vice President and Chief Accounting Officer, the Company and Mr. Galvan entered into an employment agreement (the “Galvan Employment Agreement”), effective as of May 5, 2017.

Under the Galvan Employment Agreement, Mr. Galvan will serve as Senior Vice President and Chief Accounting Officer for an initial term of three years from the effective date, with a yearly extension of the term to occur each year unless or until Mr. Galvan’s employment terminates in accordance with the terms of the Galvan Employment Agreement.

The Galvan Employment Agreement provides that Mr. Galvan will receive an annual base salary of $251,000 during the term of his employment, which amount is subject to annual review and may be increased. Beginning on or after January 1, 2017, Mr. Galvan will be eligible to receive an annual bonus equal to 50 percent of his annual base salary for each full calendar year that he is employed by the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board. In addition, Mr. Galvan is eligible to receive employee benefits for him and his eligible family members that the Company ordinarily provides to similarly situated employees and long-term equity compensation awards at a target award level of no less than 100% of Mr. Galvan’s then effective base salary.

The Galvan Employment Agreement provides for the following severance payment and benefits:

•	If Mr. Galvan is terminated without cause (not in connection with a death or permanent disability (each term as defined in the Galvan Employment Agreement), in each case, outside of the Protected Period (which, with respect to Mr. Galvan, is the period beginning three months prior to the effective date of a change of control and ending on the one year anniversary of the effective date of such change of control), then he will be eligible to receive: (i) accrued but unpaid base salary and vacation (the “Accrued Obligations”), unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) subject to Mr. Galvan’s execution of a release and compliance with certain restrictive covenants specified in the Galvan Employment Agreement (including a noncompetition restriction that will exist for a period of two years following the termination event) (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 18 month period beginning on the date of termination, assuming that Mr. Galvan and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

•	If Mr. Galvan is terminated by the Company without cause during the Protected Period, then Mr. Galvan will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs and (ii) subject to Mr. Galvan’s execution of a release and compliance with certain restrictive covenants specified in the Galvan Employment Agreement (including a noncompetition restriction that will exist for a period of one year following the termination event), (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that Mr. Galvan and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If Mr. Galvan is terminated by reason of death or permanent disability, then he will be eligible to receive: (i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) timely payment or provision of any and all benefit obligations provided under Section 3.4 of the Galvan Employment Agreement (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of his death or permanent disability.

The foregoing description of the Galvan Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between C&J Energy Services, Inc. and Michael Galvan.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.

Date:	May 5, 2017	By:	/s/ Danielle Hunter
		Name:	Danielle Hunter
		Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between C&J Energy Services, Inc. and Michael Galvan.

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